SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):         August 21, 2002

NEXTCARD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-26019	68-0384-606

(Commission File Number)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 1800, San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

(415) 836-9700

(Registrant’s Telephone Number, Including Area Code)

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ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5. OTHER EVENTS

On August 21, 2002, John Hashman, Chief Executive Officer of NextCard, Inc. (the “Registrant”), informed the Registrant’s Board of Directors that, pursuant to the 30-day advance notice provisions of his employment agreement, he intended to resign as an employee of the Registrant at a mutually agreeable date. In lieu of retaining Mr. Hashman through the expiration of his notice period, the Board of Directors has accepted Mr. Hashman’s resignation, effective September 3, 2002.

On September 4, 2002, the Company was notified by the United States Securities and Exchange Commission (the “Commission”) that the Commission has commenced a formal investigation, entitled In the Matter of NextCard, Inc. (SF-2501). A subpoena requiring the production of certain documents has been served on the Company in connection with this inquiry. The Company intends to comply with the subpoena and to cooperate fully with the Commission to the best of its ability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTCARD, INC.

(Registrant)

Date: September 6, 2002	/s/ Robert Linderman

Robert Linderman General Counsel & Secretary

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